1northerntrust.com | © 2022 NorthernTrust Northern Trust Corporation .Third Quarter 2022 Quarterly Earnings Review . October 19, 2022

# EXECUTIVE SUMMARY

- Net income of $394.8 million, earnings per diluted common share of $1.80.
- Return on average common equity of 14.9%.
- The current quarter included:
  - *Pre-tax pension settlement charge of $17.0 million in the current year, compared to $6.9 million in the prior year.*
  - *Results for the quarter included the impact of certain accounting reclassifications implemented at the start of 2022 which impact the year-over-year comparisons. For the current quarter, this resulted in a $15.6 million increase to Trust, Investment and Other Servicing Fees, with:*
    - *$6.2 million ($3.2 million in Other Asset Servicing fees and $3.0 million in Wealth Management) relating to amounts previously recorded in Other Operating Income in the prior year*
    - *$9.4 million relating to amounts previously recorded as a reduction in Other Operating Expense in the prior year now reported in Asset Servicing Investment Management fees.*

| Key Macroeconomic Factors | | | Month Lag[1] | | Quarter Lag[2] | |
|---|---|---|---|---|---|---|
| | YoY | Seq | YoY | Seq | YoY | Seq |
| S&P 500 | (16.8)% | (9.3)% | (10.2)% | (7.2)% | (11.9)% | (16.4)% |
| MSCI EAFE Local | (13.5)% | (6.6)% | (7.5)% | (5.1)% | (9.0)% | (8.8)% |
| 1 month Libor (Avg) | 238 bps | 146 bps | | | | |
| 3 month Libor (Avg) | 287 bps | 147 bps | | | | |
| EUR / USD | 18.3% | 6.7% | | | | |
| GBP / USD | 20.8% | 8.8% | | | | |

[1] Month Lag YoY represents the average month-ends of Jun. 2022 – Aug. 2022 vs. Jun. 2021 – Aug. 2021. Month Lag Seq represents the average month-ends of Jun. 2022 – Aug. 2022 vs. Mar. 2022 – May. 2022.

[2] Quarter Lag YoY represents quarter-end Jun. 2022 vs. Jun. 2021. Quarter Lag Seq represents quarter-end Jun. 2022 vs. Mar. 2022.

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3northerntrust.com | © 2022 NorthernTrust SUMMARY RESULTS & KEY METRICS $ in millions (except EPS and as noted) % Change Vs. 3Q 2022 3Q 2021 2Q 2022 Revenue (FTE1) $1,767.1 7% (1%) Noninterest Expense 1,229.8 9% 1% Provision for Credit Losses 0.5 N/M N/M Net Income $394.8 0% 0% Diluted Earnings per Share $1.80 0% (3%) Return on Average Common Equity2 14.9% 13.7% 15.7% Pre-Tax Margin1,2 30.4% 32.2% 31.0% Expense to Trust Fee Ratio2 114% 102% 107% Assets under Custody / Administration3 (in billions) $12,822 (19)% (7)% Assets under Custody3 (in billions) $9,986 (18)% (7)% Assets under Management3 (in billions) $1,210 (21)% (7)% 1 Revenue and pre-tax margin stated on a fully taxable equivalent (FTE) basis are non-GAAP financial measures. A reconciliation to reported revenue and reported pre-tax margin prepared in accordance with U.S. generally accepted accounting principles (GAAP) is included in the Appendix on page 10. 2 Actual numbers for all periods, not % change. 3 Client assets for the current quarter are considered preliminary until the Form 10-Q is filed with the Securities and Exchange Commission. N/M - Not meaningful

4northerntrust.com | © 2022 NorthernTrust TOTAL REVENUE $ in millions Total Revenue (FTE1) $1,111 $1,111 $1,168 $1,143 $1,079 $66 $77 $81 $78 $65 $110 $119 $88 $89 $98 $357 $371 $388 $470 $525 $1,645 $1,677 $1,725 $1,780 $1,767 3Q 2021 4Q 2021 1Q 2022 2Q 2022 3Q 2022 +7% -1% Trust, Investment and Other Servicing Fees FX Trading Income Other Noninterest Income2 Net Interest Income (FTE1)  Trust, Investment & Other Servicing Fees were down 3% year-over-year and down 6% sequentially.  Foreign Exchange Trading Income was down 3% year-over-year and down 17% sequentially.  Other Noninterest Income was down 11% year-over-year and up 11% sequentially.  Net Interest Income (FTE1) was up 47% year-over-year and up 12% sequentially. Categories may not sum due to rounding. 1 Net interest income and total revenue stated on an FTE basis are non-GAAP financial measures. A reconciliation of these measures to reported results prepared in accordance with U.S. GAAP is included in the Appendix on page 10. 2 Other Noninterest Income includes Security Commissions and Trading Income, Treasury Management Fees, Other Operating Income, and Investment Security Gains (Losses), net

# TRUST, INVESTMENT & OTHER SERVICING FEES

$ in millions (except as noted)

| Trust, Investment & Other Servicing Fees | 3Q 2022 | % Change Vs. 3Q 2021 | % Change Vs. 2Q 2022 |
|---|---|---|---|
| Custody & Fund Administration | **$407.3** | (12)% | (6)% |
| Investment Management | **136.0** | +20% | (8)% |
| Securities Lending | **21.7** | +8% | +1% |
| Other | **38.2** | +6% | (2)% |
| *Total Asset Servicing* | **$603.2** | (4)% | (6)% |
| | | | |
| Central | **$171.3** | (4)% | (3)% |
| East | **124.1** | (5)% | (3)% |
| West | **92.5** | (5)% | (6)% |
| Global Family Office (GFO) | **87.6** | +17% | (9)% |
| *Total Wealth Management* | **$475.5** | (1)% | (5)% |
| | | | |
| Client Assets[1] (in billions): | | | |
| Asset Servicing AUC/A | **$11,954** | (19)% | (7)% |
| Asset Servicing AUC | **$9,126** | (19)% | (7)% |
| Asset Servicing AUM | **$874** | (25)% | (8)% |
| Securities Lending Collateral | **$162** | (22)% | (4)% |
| Wealth Management AUC/A | **$868** | (11)% | (6)% |
| Wealth Management AUC | **$861** | (11)% | (6)% |
| Wealth Management AUM | **$336** | (10)% | (5)% |

- Asset Servicing Trust, Investment & Other Servicing Fees were down 4% year-over-year and down 6% sequentially.
  - Custody and fund administration fees decreased sequentially primarily due to unfavorable markets, unfavorable currency translation and lower transaction volumes. Custody and fund administration fees decreased from the prior-year quarter primarily due to unfavorable currency translation and unfavorable markets, partially offset by new business.
  - Investment management fees decreased sequentially primarily due to unfavorable markets and asset outflows. Investment management fees increased from the prior-year quarter primarily due to lower money market fund fee waivers and the accounting reclassification previously discussed, partially offset by asset outflows and unfavorable markets.
- Wealth Management Trust, Investment & Other Servicing Fees were down 1% year-over-year and down 5% sequentially.
  - Fees in the regions (Central, East and West) decreased sequentially primarily due to unfavorable markets. Fees in the regions decreased from the prior-year quarter primarily due to unfavorable markets, partially offset by lower money market fund fee waivers.
  - Fees in GFO decreased sequentially primarily due to unfavorable markets. Fees in GFO increased from the prior-year quarter primarily due to lower money market fund fee waivers and new business, partially offset by unfavorable markets.

[1] Client assets for the current quarter are considered preliminary until the Form 10-Q is filed with the Securities and Exchange Commission.

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6northerntrust.com | © 2022 NorthernTrust NET INTEREST INCOME Average Earning Assets ($ in billions) $144.0 $148.8 $149.8 $139.9 $132.1 0.98% 0.99% 1.05% 1.35% 1.58% 3Q 2021 4Q 2021 1Q 2022 2Q 2022 3Q 2022 NII (FTE1) in millions $ 525.3$ 357.1 $ 370.6 $ 387.7 $469.8 Loans & Leases Securities Deposits w/ Banks Fed Deposits & Other NIM (FTE1)  Net Interest Income (FTE1) was up 47% year-over- year and up 12% sequentially. Net interest margin (FTE1) was 1.58%.  Average Earning Assets were down 8% year-over- year and down 6% sequentially.  Average Total Deposits were down 9% year-over- year and down 8% sequentially.  Net Interest Margin increased 60 basis points from the prior-year quarter and increased 23 basis points sequentially. The prior-year quarter increase was primarily due to higher average interest rates and a favorable balance sheet mix shift. The sequential increase was primarily due to higher average interest rates. 1 Net interest income and net interest margin stated on an FTE basis are non-GAAP financial measures. A reconciliation of these measures to reported results prepared in accordance with U.S. GAAP is included in the Appendix on page 10.

7northerntrust.com | © 2022 NorthernTrust NONINTEREST EXPENSE $ in millions Total Noninterest Expense $598 $618 $668 $666 $663 $211 $224 $213 $213 $221 $185 $196 $194 $204 $212 $54 $52 $51 $51 $51 $81 $79 $80 $90 $82 $1,129 $1,169 $1,206 $1,224 $1,230 3Q 2021 4Q 2021 1Q 2022 2Q 2022 3Q 2022 +9% +1% Compensation & Benefits Outside Services Equipment & Software Occupancy Other  Expenses totaled $1.2 billion in the third quarter, up 9% year-over-year and up 1% sequentially.  The year-over-year growth in expenses was primarily driven by increases in compensation, and equipment and software related costs.  The sequential expense increase was primarily driven by increases in equipment and software, outside services and compensation, partially offset by decreases in employee benefits and other operating expense. Categories may not sum due to rounding.

8northerntrust.com | © 2022 NorthernTrust CAPITAL Northern Trust Corporation Capital Ratios Advanced Approach Common Equity Tier 1 11.4% Tier 1 12.5% Total 13.5% Tier 1 Leverage 7.0% Supplementary Leverage 7.7% Standardized Approach Common Equity Tier 1 10.1% Tier 1 11.1% Total 12.2% Tier 1 Leverage 7.0% Capital Return  Increased quarterly cash dividend on common stock by $0.05 or 7%, to $0.75 per share.  Declared $158.4 million in common stock dividends and $16.2 million in preferred stock dividends in 3Q 2022.  Repurchased $1.1 million of common stock in 3Q 2022.  Accumulated other comprehensive income (loss) was ($1.8 billion) as of September 30, 2022, a change of ($0.3 billion) during the third quarter. As of September 30, 2022, capital ratios for the current quarter are considered preliminary until the Form 10-Q is filed with the Securities and Exchange Commission.  Stress Capital Buffer requirement of 2.5%; resulting in minimum Common Equity Tier 1 requirement of 7%.

9northerntrust.com | © 2022 NorthernTrust Appendix

10northerntrust.com | © 2022 NorthernTrust RECONCILIATION OF NON-GAAP FINANCIAL MEASURES The following table presents a reconciliation of total revenue, net interest income, net interest margin and pre-tax margin prepared in accordance with GAAP to such measures on a fully taxable equivalent (FTE) basis, which are non-GAAP financial measures. Management believes this presentation provides a clearer indication of these financial measures for comparative purposes. 3Q22 2Q22 1Q22 4Q21 3Q21 Reported 1,754.8$ 1,768.7$ 1,718.7$ 1,667.0$ 1,633.8$ FTE Adj. 12.3$ 11.1$ 6.7$ 10.0$ 10.7$ FTE 1,767.1$ 1,779.8$ 1,725.4$ 1,677.0$ 1,644.5$ 3Q22 2Q22 1Q22 4Q21 3Q21 Reported 513.0$ 458.7$ 381.0$ 360.6$ 346.4$ FTE Adj. 12.3$ 11.1$ 6.7$ 10.0$ 10.7$ FTE 525.3$ 469.8$ 387.7$ 370.6$ 357.1$ NIM - Reported 1.54% 1.31% 1.03% 0.96% 0.95% NIM - FTE 1.58% 1.35% 1.05% 0.99% 0.98% 3Q22 2Q22 3Q21 Revenue - Reported 1,754.8$ 1,768.7$ 1,633.8$ Pre-Tax Income - Reported 524.5$ 540.6$ 518.1$ FTE Adj.* 12.3$ 11.1$ 10.7$ Revenue - FTE 1,767.1$ 1,779.8$ 1,644.5$ Pre-Tax Income - FTE 536.8$ 551.7$ 528.8$ Pre-Tax Margin - Reported 29.9% 30.6% 31.7% Pre-Tax Margin - FTE 30.4% 31.0% 32.2% * FTE Adjustment applies to both revenue and pre-tax income Revenue Net Interest Income Pre-Tax Margin

11northerntrust.com | © 2022 NorthernTrust FORWARD-LOOKING STATEMENTS This presentation may include statements which constitute “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward- looking statements are identified typically by words or phrases such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “likely,” “plan,” “goal,” “target,” “strategy,” and similar expressions or future or conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements include statements, other than those related to historical facts, that relate to Northern Trust’s financial results and outlook, capital adequacy, dividend policy and share repurchase program, accounting estimates and assumptions, credit quality including allowance levels, future pension plan contributions, effective tax rate, anticipated expense levels, contingent liabilities, acquisitions, strategies, market and industry trends, and expectations regarding the impact of accounting pronouncements and legislation. These statements are based on Northern Trust’s current beliefs and expectations of future events or future results, and involve risks and uncertainties that are difficult to predict and subject to change. These statements are also based on assumptions about many important factors, including the factors discussed in Northern Trust’s most recent annual report on Form 10-K and other filings with the U.S. Securities and Exchange Commission, all of which are available on Northern Trust’s website. We caution you not to place undue reliance on any forward-looking statement as actual results may differ materially from those expressed or implied by forward-looking statements. Northern Trust assumes no obligation to update its forward-looking statements. This presentation should be reviewed together with Northern Trust Corporation’s Third Quarter 2022 earnings press release, which is available at: www.northerntrust.com/about-us/investor-relations